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                                                                     Exhibit 3.3



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
[NOTARY SEAL]       DEAN HELLER                                  Certificate of                     FILED #C 6469-98
                    Secretary of State                             Amendment         Office Use Only
                                                              (PURSUANT TO NRS 78.385 and
                    292 North Carson Street                           78.390)                       JAN 10 2003
                    Carson City, Nevada 89701-4201                                               IN THE OFFICE OF
                    (775) 684-5708                                                                /s/ Dean Heller
                                                                                          DEAN HELLER, SECRETARY OF STATE

                    Important: Read attached instructions before completing
___________________________________________________________________________________________________________________________________
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             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                        FOR NEVADA PROFIT CORPORATIONS
         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -


1.   Name of corporation:  FLEXXTECH CORPORATION


2. The articles have been amended as follows (provided article numbers, if available):


________________________________________________________________________________
     Amendment 1-: AUTHORIZATION FOR 100,000 PREFERRED SHARES TO BE ISSUED IN SERIES FROM TIME TO TIME BY THE BOARD OF DIRECTORS

     Article four is hereby amended to read as follows: The Company is authorized to issue up to 100,000 shares of Preferred Stock, par value of $.001, said shares to be divided into such number or series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock, and to fix the number of shares of any series of preferred stock, and the designation of any such series of preferred stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, will have the power to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series, subsequent to the issue of shares of that series.

     1 FOR 200 REVERSE STOCK SPLIT

     The company authorized a revenue stock split of the Company's outstanding Common Stock on a One new common share for each Two Hundred old common share basis. All fractional shares resulting from such reverse stock split would be rounded up to the next whole common share.
________________________________________________________________________________


3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have vested in favor of the amendment is:
     43,209,394  *

4.   Officer Signature (Required):

     /s/ Greg Mardock
     _______________________________
     Greg Mardock, President

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of such class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

     IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.